EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74218) pertaining to the Citizens First Savings Bank 401(k) Plan (the “Plan”) of our report dated June 15, 2009 regarding the financial statements of the Plan as of and for the year ended December 31, 2008, as included in the Plan’s Annual Report on Form 11-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.
/s/ Austin, Niester, Schweihofer & Finnegan, P.C.
Austin, Niester, Schweihofer & Finnegan, P.C.
Port Huron, Michigan
June 25, 2009